UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2019 (November 21, 2019)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

1627 U.S. Highway 1

Unit 206

Sebastian, FL 32958

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On May 24, 2019, Nxt-ID, Inc. (the “Company”), received notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based on the previous 30 consecutive business days, the Company’s listed security no longer met the minimum $1 bid price per share requirement. In accordance with its Listing Rules, Nasdaq granted the Company 180 calendar days, or until November 20, 2019 to regain compliance. In order to regain compliance, the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), must be at least $1 per share for a minimum of ten consecutive business days during this 180-day period. The Company’s Common Stock has not regained compliance with the minimum $1 bid price per share requirement as of that date. By letter dated November 14, 2019, the Company requested an extension of an additional 180 days in which to regain compliance.

On November 21, 2019, the Company received notice from Nasdaq indicating that, while the Company has not regained compliance with the minimum bid price requirement, staff of Nasdaq has determined that the Company is eligible for an additional 180-day period, or until May 18, 2020, to regain compliance. Staff’s determination was based on (i) our meeting the continued listing requirement for market value of our publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and (ii) our providing written notice to Nasdaq of our intent to cure the deficiency during this second compliance period, if necessary by effecting a reverse stock split. If at any time during this second 180-day period the closing bid price of the Company’s Common Stock is at least $1 per share for at least a minimum of 10 consecutive business days, Nasdaq staff have stated they will provide written confirmation of compliance. If compliance cannot be demonstrated by May 18, 2020, Nasdaq staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal staff’s determination to a hearings panel. We can give no assurance that the Company will regain or demonstrate compliance by May 18, 2020.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” and similar words. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. You should not place undue reliance on any forward-looking statements. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws. There can be no assurance that the Staff will accept the Company’s compliance plan, that the Company will be granted any hearing by Nasdaq, that following any such hearing, that Nasdaq will determine to continue to allow the listing of the Common Stock on Nasdaq or that the Company will be able to evidence compliance with the applicable Nasdaq listing criteria within the period of time, if any, that may be granted by Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019	Nxt-ID, Inc.

	By:	/s/ Vincent S. Miceli
	Name:	Vincent S. Miceli
	Title:	Chief Executive Officer